Exhibit 99.1

NEWS ANNOUNCEMENT

CONTACT:
William J. Fair	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING ANNOUNCES TENDER OFFER

FOR ANY AND ALL OF ITS

5.875% SENIOR NOTES DUE 2021

Wyomissing, PA (January 6, 2017) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn”) announced today that it is commencing a cash tender offer for any and all of the $300 million aggregate outstanding principal amount of its 5.875% senior notes due 2021 (CUSIP No. 707569 AR0).

The tender offer will expire at 5:00 p.m., New York City time, on January 18, 2017, unless the tender offer is extended or earlier terminated (such time and date, as they may be extended, the “Expiration Date”).  Under the terms and subject to the conditions of the tender offer, holders of notes who validly tender (and do not validly withdraw) their notes at or prior to the Expiration Date (or who validly deliver a properly completed and duly executed Notice of Guaranteed Delivery in accordance with the instructions described in the Offer to Purchase at or prior to the Expiration Date and subsequently deliver their tendered notes by the close of business on January 20, 2017, the second business day after the scheduled Expiration Date), and, in each case, whose tendered notes are accepted for purchase by Penn in the tender offer, will receive cash consideration of $1,045.45 per $1,000 principal amount of tendered notes plus any accrued and unpaid interest from and including the most recent interest payment date, up to, but excluding, the settlement date for the tender offer.  Tendered notes may be validly withdrawn at any time at or prior to the Expiration Date or as otherwise set forth in the Offer to Purchase for the tender offer.

The settlement date in respect of notes that are validly tendered at or prior to the Expiration Date and accepted by Penn for purchase in the tender offer will be promptly after the Expiration Date and is expected to be January 19, 2017, the first business day following the scheduled Expiration Date.  The settlement date in respect of tendered notes with respect to which a properly completed and duly executed Notice of Guaranteed Delivery is validly delivered at or prior to the Expiration Date (to the extent that such notes are not delivered at or prior to the Expiration Date) that are accepted by Penn for purchase in the tender offer is expected to be January 23, 2017, the third business day following the scheduled Expiration Date.

The tender offer is being made pursuant to the Offer to Purchase dated January 6, 2017, a related Letter of Transmittal and a related Notice of Guaranteed Delivery (as they may be amended or supplemented from time to time, the “Tender Offer Documents”), which more fully set forth the terms and conditions of the tender offer, and the information in this press release is qualified in its entirety by such documents.  See “Information Relating to the Tender Offer” below.

In addition, Penn today delivered a conditional notice of redemption with a redemption date of February 6, 2017, as it may be extended pursuant to the indenture, for any and all notes outstanding as of the redemption date.  The redemption is conditioned upon the satisfaction of the Financing Condition described below and the other conditions set forth therein.  It is Penn’s current intention to effect the satisfaction and discharge of the indenture governing the notes concurrently with or following the settlement date and to redeem on the redemption date any notes that are not tendered and accepted for purchase pursuant to the tender offer, assuming the Financing Condition is satisfied. Any redemption would be made solely pursuant to the notice of redemption, including subject to the conditions set forth therein, delivered pursuant to the indenture governing the notes and the information in this press release is qualified in its entirety by such notice.

The tender offer is being undertaken in connection with a proposed refinancing by Penn of the notes as well as its existing credit facilities.  As part of that refinancing, Penn is seeking, subject to market and other conditions, to (i) complete new unsecured debt financing that would rank pari passu with the notes in an aggregate amount sufficient to fund the cash consideration in the tender offer together with accrued and unpaid interest in respect of all of the outstanding notes (assuming that all outstanding notes are tendered), and (ii) enter into amended senior secured credit facilities, in an anticipated aggregate amount of $1,500 million, expected to be comprised of a five-year $700 million revolving credit facility, a five-year $300 million term loan A facility and a seven-year $500 million term loan B facility, and to include, among other things, amendments to permit the new unsecured debt financing and the purchase of all outstanding notes pursuant to the tender offer and the redemption. Penn intends to use the proceeds of the unsecured debt financing to fund the tender offer, the satisfaction and discharge of the indenture governing the notes, the redemption on the redemption date of any notes that are not tendered and accepted for purchase pursuant to the tender offer and related transaction fees and expenses.  Penn intends to use the portion of the revolving credit facility drawn or utilized on the closing date of the refinancing, the term loan facilities, any remaining net proceeds from the unsecured debt financing and other cash on hand to refinance its existing credit facilities, fund related transaction fees and expenses and for general corporate purposes. Penn’s entering into the amended credit facilities is subject to regulatory approvals and other customary conditions, and Penn’s completion of the unsecured debt financing also is subject to Penn’s entering into the amended credit facilities and other customary conditions.  We also may choose, depending on market conditions, to allocate the respective dollar amounts differently among the tranches of financing, including to have a greater or lesser amount of the unsecured debt financing and a correspondingly lesser or greater amount of term loan B financing.

Each of the tender offer and the conditional redemption is subject to the condition (the “Financing Condition”) that (i) Penn has completed the unsecured debt financing transaction on terms reasonably satisfactory to Penn resulting in net proceeds to Penn that are sufficient to fund (a) the cash consideration in the tender offer together with accrued and unpaid interest from and including the most recent interest payment date and up to, but not including, the settlement date for the tender offer, in respect of all of the notes, (b) the satisfaction and discharge of the indenture governing the notes and the related redemption with respect to any notes not tendered and accepted for purchase pursuant to the tender offer and (c) related transaction fees and expenses, and (ii) Penn has entered into the amended credit facilities on terms reasonably satisfactory to Penn, including terms that permit the unsecured debt financing and the purchase of all outstanding notes pursuant to the tender offer and the redemption.  The tender offer also is subject to other customary conditions.  However, there is no condition that a minimum principal amount of notes be tendered in the tender offer.

If the Financing Condition or any of the conditions to the tender offer is not satisfied, Penn is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes and may terminate the tender offer.  Penn also reserves the right to extend the Expiration Date or to otherwise withdraw and not complete the tender offer.

In addition, if the Financing Condition is not satisfied, Penn is not obligated to redeem any of the notes and may revoke the conditional redemption notice.

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the notes, nor does it constitute an offer or solicitation to sell or buy any security. No such offer or solicitation will be made in any jurisdiction in which such offer or solicitation would be unlawful.

Information Relating to the Tender Offer

J.P. Morgan will act as Dealer Manager for the tender offer.  Questions regarding the terms of the tender offer may be directed to J.P. Morgan, toll-free at (800) 245-8812.  Ipreo, LLC will act as the

Information Agent for the tender offer.  The Tender Offer Documents may be obtained from Ipreo, LLC, free of charge, by calling toll-free at (888) 593-9546 (bankers and brokers can call collect at (212) 849-3880) or downloaded from https://www.debtdomain.com/public/penn/index.html.  The full details of the tender offer, including complete instructions on how to tender notes, are included in the Tender Offer Documents.  Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information.

None of Penn, its management or board of directors, the dealer manager, the depositary, the information agent or the trustee with respect to the notes or their respective affiliates makes any recommendation to any holder as to whether to tender any notes in connection with the tender offer, or has authorized any person to give any information or to make any representation in connection with the tender offer other than the information and representations contained in this Tender Offer Documents.  If anyone makes any recommendation or representation or gives any such information, you should not rely upon that recommendation, information or representation as having been authorized by Penn, its management or board of directors, the dealer manager, the depositary, the information agent or the trustee with respect to the notes. Each holder must make its own decision as to whether or not to tender its notes and, if so, the principal amount of notes to tender.

About Penn National Gaming

Penn is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing facilities and video gaming terminal (“VGT”) operations. Penn has also recently expanded into social online gaming offerings via its Penn Interactive Ventures, LLC division and Penn’s recent acquisition of Rocket Speed, Inc. (formerly known as Rocket Games, Inc., (“Rocket Speed”)).  Penn currently owns, manages, or has ownership interests in twenty-seven facilities in the following seventeen jurisdictions: California, Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario, Canada.

Forward-Looking Statements

This press release and the documents referred to herein include “forward looking statements,” including statements about the tender offer and the conditional redemption, the satisfaction and discharge of the indenture governing the notes and the anticipated refinancing transactions.  We can give no assurances that we will enter into the amended credit facilities or complete the unsecured debt financing in the respective amounts, on the proposed terms or at all.  These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,”

“projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.  Actual results may vary materially from expectations.  Although Penn believes that its expectations are based on reasonable assumptions, within the bounds of its knowledge of its business, there can be no assurance that actual results will not differ materially from Penn’s expectations, and accordingly, Penn’s forward-looking statements are qualified in their entirety by reference to the factors described in the Penn’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”).  Meaningful factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following: the ability of Penn’s operating teams to drive revenue and adjusted EBITDA margins; the impact of significant competition from other gaming and entertainment operations; Penn’s ability to obtain timely regulatory approvals required to own, develop and/or operate its facilities, or other delays, approvals or impediments to completing its planned acquisitions or projects, such as construction factors, including delays, unexpected remediation costs, local opposition, organized labor, and increased cost of labor and materials; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which Penn does or seeks to do business (such as a smoking ban at any of its facilities); the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the activities of Penn’s competitors and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and VGTs in bars, truck stops and other retail establishments); increases in the effective rate of taxation at any of Penn’s properties or at the corporate level; Penn’s ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; the costs and risks involved in the pursuit of such opportunities and Penn’s ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; Penn’s ability to maintain market share in established markets and ramp up operations at its recently opened facilities; Penn’s expectations for the continued availability and cost of capital; the impact of weather; the outcome of pending legal proceedings; changes in accounting standards; the risk of failing to maintain the integrity of Penn’s information technology infrastructure and safeguard its business, employee and customer data; risks relating to the remediation of our material weaknesses and the costs to strengthen Penn’s internal control structure; Penn’s ability to generate sufficient future taxable income to realize its deferred tax assets; with respect to the recently opened Hollywood Casino Jamul-San Diego, particular risks associated with the repayment or subordination of project loans, sovereign immunity, local opposition (including several pending lawsuits), access, regional competition and property performance; with respect to Penn’s Plainridge Park Casino in Massachusetts, the ultimate location and timing of the other gaming facilities in the state and the region; with respect to Penn’s social and other interactive gaming endeavors, including its recent acquisition of Rocket Speed, risks related to the social gaming industry, employee retention, cyber-security, data privacy, intellectual property and legal and regulatory challenges, as well as Penn’s ability to successfully develop innovative new games that attract and retain a significant number of players in order to grow Penn’s revenues and earnings; with respect to Illinois Gaming Investors, LLC, d/b/a Prairie State Gaming, risks relating to recent acquisitions of additional assets and the integration of such acquisitions, Penn’s ability to successfully compete in the VGT market, its ability to retain existing customers and secure new customers, risks relating to municipal authorization of VGT operations and the implementation and the ultimate success of the products and services being offered; and other factors discussed in Penn’s filings with the SEC.  All subsequent written and oral forward looking statements attributable to Penn or persons acting on Penn’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release.  Penn undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

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